Exhibit 4.3

FIRST AMENDMENT TO COMMON STOCK WARRANT

THIS FIRST AMENDMENT dated as of April 18, 2016 (this “Amendment”) to that certain Common Stock Warrant, dated as of October 9, 2015, is entered into by and between AudioEye, Inc., a Delaware corporation (the “Company”), and Anthion Partners II, LLC, a [●] (the “Holder”). When provisions herein apply to both or either the Company or the Holder, they sometimes are referred to as “Parties” or “Party.”

RECITALS

A.           The Company and the Holder are parties to that certain Common Stock Warrant, dated as of October 9, 2015 (the “Warrant”).

B.           The Company and the Holder now desire to amend the Warrant in the respects, but only in the respects, hereinafter set forth. This Amendment is being effected in accordance with Section 15(c) of the Warrant.

C.           On even date herewith, the Parties are entering into an amendment to that certain Note and Warrant Purchase Agreement, dated as of October 9, 2015 (the “Purchase Agreement”), pursuant to which the Purchase Agreement is being amended to forfeit the Holder’s ability, in certain circumstances, to designate a director to serve on the Board of Directors of the Company (the “Forfeiture of Designation Right”).

D.           Capitalized terms used herein shall have the respective meanings ascribed thereto in the Warrant, as amended by this Amendment, unless herein defined or the context shall otherwise require.

AGREEMENT

NOW, THEREFORE, in consideration of the Forfeiture of Designation Right, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

SECTION 1.       Amendments.

Section 1.1       Amendment of Section 9. Section 9 of the Warrant is hereby amended and restated in its entirety as follows:

9.        Limitation on Exercise. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates and any other member of a “group”) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder, its affiliates and any member of a group shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this paragraph, beneficial ownership and whether the Holder is a member of a group shall be calculated and determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the transfer agent for the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall, within two (2) Business Days, confirm to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder, its affiliates or any member of a group since the date as of which such number of outstanding shares of Common Stock was reported. The Holder shall disclose to the Company the number of shares of Common Stock that it, its affiliates or any member of a group owns and has the right to acquire through the exercise of derivative securities and any limitations on exercise or conversion analogous to the limitation contained herein contemporaneously or immediately prior to exercising this Warrant. For clarification, if the Holder (together with the Holder’s affiliates and any other member of a group) beneficially owns more than 9.99% of Common Stock before the exercise of this Warrant, the Holder will not be able to exercise this Warrant, subject to the limitations contained herein until the Holder’s beneficial ownership (together with the Holder’s affiliates and any other member of a group) is less than such limitation. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

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SECTION 2.          Miscellaneous.

Section 2.1           Ratification. Each Party hereby consents to this Amendment and acknowledges and agrees that, except as expressly set forth in this Amendment, the terms, provisions and conditions of the Warrant are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind.

Section 2.2           No Other Amendments; Reservation of Rights; No Waiver. Other than as otherwise expressly provided herein, this Amendment shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of any Party under the Warrant, nor shall the entering into of this Amendment preclude any Party from refusing to enter into any further amendments with respect to the Warrant. Other than as to otherwise expressly provided herein, without limiting the generality of the provisions of Section 15(c) of the Warrant, this Amendment shall not constitute a waiver of compliance with any covenant or other provision in the Warrant or of the occurrence or continuance of any present or future breach thereunder.

Section 2.3           Headings; Interpretation. The headings in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment. Each reference to “herein,” “hereinafter,” “hereof,” and “hereunder” and each other similar reference contained in the Warrant, each reference to “this Warrant” and each other similar reference contained in the Warrant and each reference contained in this Amendment to the “Warrant” shall on and after the date of this Amendment refer to the Warrant as amended by this Amendment. Any notices, requests, certificates and other instruments executed and delivered on or after the date of this Amendment may refer to the Warrant without making specific reference to this Amendment but nevertheless all such references shall mean the Warrant as amended by this Amendment unless the context otherwise requires. As used in this Amendment, the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. All words used in this Amendment will be construed to be of such gender or number as the circumstances require. The recitals to this Amendment and all Schedules and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Amendment as if set forth herein.

Section 2.4           Complete Agreement. The Warrant, as amended by this Amendment, and all other certificates, documents or instruments executed under the Warrant, as amended by this Amendment, together with the Schedules and Exhibits hereto and thereto, constitute the entire agreement between the Parties, and supersede all prior agreements and understandings, oral and written, between the Parties, with respect to the subject matter of the Warrant, as amended by this Amendment; there are no conditions to this Amendment that are not expressly stated in this Amendment.

Section 2.5           Amendment. This Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Warrant in Section 15(c) of the Warrant.

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Section 2.6           Governing Law; Jurisdiction; Venue; Waiver of Jury Trial. The provisions of Sections 15(f) and (j) of the Warrant shall govern and apply to this Amendment, mutatis mutandis.

Section 2.7           Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Amendment, facsimile and .pdf signatures shall be deemed originals for all purposes.

Section 2.8           Severability. If any provision of this Amendment shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, then such provisions shall be construed so that the remaining provisions of this Amendment shall not be affected, but shall remain in full force and effect, and any such illegal, void or unenforceable provisions shall be deemed, without further action on the part of any person or entity, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in, and only in, the applicable jurisdiction.

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IN WITNESS WHEREOF the Parties have caused this Amendment to be executed as of the date set forth above by their duly authorized representatives.

THE COMPANY:

AUDIOEYE, INC.

By:
Name:
Title:

THE HOLDER:

ANTHION PARTNERS II, LLC

By:
Name:
Title:

Signature Page to First Amendment to Common Stock Warrant